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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of the following into the Company's previously filed S-8 Registration Statements 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, and 33-26685, 33-51585, 33-56897, and 33-65127 for the Abbott Laboratories Stock Retirement Plan and Trust and into the Company's previously filed S-3 Registration Statement Number 33-50253:

    1.  Our  supplemental   report   dated January 15,   1996 included  in  this
        Annual Report on Form 10-K for the year ended December 31, 1995; and

    2. Our report dated January 15, 1996 incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1995.

                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois,
March 6, 1996